UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): Feb ruary 11, 2020 (February 11, 2020)

i3 Verticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN	37215
(Address of principal executive offices)	(Zip Code)

(615) 465-4487

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Exchangeable Senior Notes Offering

On February 11, 2020, i3 Verticals, Inc. (“i3 Inc.”) issued a press release announcing the offering of $100 million aggregate principal amount of exchangeable senior notes due 2025 (the “Exchangeable Senior Notes”) by i3 Verticals, LLC (“i3 LLC” and, together with i3 LLC, the “Companies”), which will be guaranteed by i3 Inc. i3 LLC also expects to grant the initial purchasers of the Exchangeable Senior Notes the right to purchase up to an additional $15 million aggregate principal amount of such Exchangeable Senior Notes during the 13-day period beginning on, and including, the first date on which the Exchangeable Senior Notes are issued. The offering of the Exchangeable Senior Notes is subject to market and other conditions. The Exchangeable Senior Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities laws. The Exchangeable Senior Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Exchangeable Senior Notes.

Amendment to Amended and Restated Credit Agreement

Effective upon the issuance of the Exchangeable Senior Notes, i3 LLC will enter into a second amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of May 9, 2019, by and among i3 LLC, as the borrower, i3 Inc. and certain subsidiaries of i3 Inc., as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent for the Lenders, as theretofore amended (the “Credit Agreement”). The Credit Agreement currently provides a revolving credit facility (the “Revolving Credit Facility”) in the principal amount of $300 million (prior to the effectiveness of the Amendment) and an option to increase the Revolving Credit Facility and/or obtain incremental term loans in an additional principal amount of up to $50 million in the aggregate (subject to the receipt of additional commitments for any such incremental credit extensions).

Effective upon the issuance of the Exchangeable Senior Notes, the Amendment will provide for, among other things:

1.	the amendment of various covenants to permit:

a.	the issuance of exchangeable notes, including the Exchangeable Senior Notes;

b.	call spread hedging (option and warrant) transactions in connection with the issuance of exchangeable notes, including the Exchangeable Senior Notes, and the exercise of the Companies’ rights and the performance of the Companies’ obligations in connection with those transactions; and

c.	the payment and settlement of exchangeable notes, including the Exchangeable Senior Notes, and related call spread hedging (option and warrant) transactions;

2.	an increase in the maximum permitted level of i3 Inc.’s consolidated total leverage ratio;

3.	replacement of i3 Inc.’s consolidated senior leverage ratio with a consolidated senior secured leverage ratio;

4.	a change in the manner of calculation of i3 Inc.’s consolidated interest coverage ratio;

5.	a decrease in the maximum amount of the Revolving Credit Facility to $275 million; and

6.	certain permitted uses of the proceeds of the Revolving Credit Facility in connection with the Exchangeable Senior Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by i3 Verticals, Inc. on February 11, 2020

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2020

i3 Verticals, Inc.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer